                                                                     EXHIBIT 4.1

                        SHAREHOLDER RIGHTS PLAN AGREEMENT


                          DATED AS OF FEBRUARY 10, 1999

                          AND AS AMENDED MARCH 5, 2002


                                     BETWEEN


                         ANGIOTECH PHARMACEUTICALS, INC.

                                       AND


                      COMPUTERSHARE TRUST COMPANY OF CANADA


                                 AS RIGHTS AGENT
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                                TABLE OF CONTENTS

ARTICLE I - INTERPRETATION...........................................  2

      1.1  CERTAIN DEFINITIONS.......................................  2
      1.2  CURRENCY..................................................  13
      1.3  DESCRIPTIVE HEADINGS......................................  13
      1.4  REFERENCES TO AGREEMENT...................................  13
      1.5  CALCULATION OF NUMBER AND PERCENTAGE OF BENEFICIAL
           OWNERSHIP OF OUTSTANDING VOTING SHARES....................  13
      1.6  ACTING JOINTLY OR IN CONCERT..............................  14

ARTICLE 2 - THE RIGHTS...............................................  14

      2.1  LEGEND ON CERTIFICATES....................................  14
      2.2  EXECUTION, AUTHENTICATION, DELIVERY AND DATING OF
           RIGHTS CERTIFICATES.......................................  15
      2.3  REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.......  15
      2.4  MUTILATED, DESTROYED, LOST AND STOLEN RIGHTS
           CERTIFICATES..............................................  16
      2.5  PERSONS DEEMED OWNERS OF RIGHTS...........................  16
      2.6  DELIVERY AND CANCELLATION OF CERTIFICATES.................  16
      2.7  AGREEMENT OF RIGHTS HOLDERS...............................  17
      2.8  RIGHTS CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER........  17

ARTICLE 3 - EXERCISE OF THE RIGHTS...................................  18

      3.1  INITIAL EXERCISE PRICE; EXERCISE OF RIGHTS;
           DETACHMENT OF RIGHTS......................................  18
      3.2  ADJUSTMENTS TO EXERCISE PRICE; NUMBER OF RIGHTS...........  21
      3.3  DATE ON WHICH EXERCISE IS EFFECTIVE.......................  25

ARTICLE 4 - ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF CERTAIN
 TRANSACTIONS........................................................  25

      4.1  FLIP-IN EVENT.............................................  25

ARTICLE 5 - THE RIGHTS AGENT.........................................  26

      5.1  GENERAL...................................................  26
      5.2  MERGER OR AMALGAMATION OR CHANGE OF NAME OF RIGHTS
           AGENT.....................................................  27
      5.3  DUTIES OF RIGHTS AGENT....................................  28
      5.4  CHANGE OF RIGHTS AGENT....................................  29

ARTICLE 6 - MISCELLANEOUS............................................  30

      6.1  REDEMPTION AND WAIVER.....................................  30
      6.2  EXPIRATION................................................  32
      6.3  ISSUANCE OF NEW RIGHTS CERTIFICATE........................  32
      6.4  FRACTIONAL RIGHTS AND FRACTIONAL SHARES...................  32
      6.5  SUPPLEMENTS AND AMENDMENTS................................  33
      6.6  RIGHTS OF ACTION..........................................  34
      6.7  NOTICE OF PROPOSED ACTIONS................................  35
      6.8  NOTICES...................................................  35
      6.9  COSTS OF ENFORCEMENT......................................  35
      6.10 SUCCESSORS................................................  36
      6.11 BENEFITS OF THIS AGREEMENT................................  36
      6.12 GOVERNING LAW.............................................  36
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                                     - ii -

      6.13 COUNTERPARTS.............................................. 36
      6.14 SEVERABILITY.............................................. 36
      6.15 EFFECTIVE DATE............................................ 36
      6.16 RIGHTS OF BOARD, CORPORATION AND OFFEROR.................. 37
      6.17 DETERMINATIONS AND ACTIONS BY THE BOARD OF
       DIRECTORS..................................................... 37
      6.18 TIME OF THE ESSENCE....................................... 37
      6.19 REGULATORY APPROVALS...................................... 37

MEMORANDUM OF AGREEMENT made as of the 10th day of February, 1999 and as amended the 5th day of March, 2002

BETWEEN:

      ANGIOTECH PHARMACEUTICALS, INC.
      a corporation existing under the laws of British Columbia

      (hereinafter called the "Corporation"),

                                                               OF THE FIRST PART

AND:

      COMPUTERSHARE TRUST COMPANY OF CANADA,
      being a trust company existing under the laws of Canada, as rights agent,

      (hereinafter called the "Rights Agent"),

                                                              OF THE SECOND PART

WHEREAS in order to maximize shareholder value the Board of Directors of the Corporation has determined that it is advisable for the Corporation to adopt a shareholder rights plan (the "Rights Plan");

AND WHEREAS in order to implement the Rights Plan the Board of Directors of the Corporation has:

I. authorized the issuance, effective 4:00 p.m. (Vancouver time) on February 10, 1999 of one right (a "Right") in respect of each Common Share (as hereinafter defined) of the Corporation outstanding at 4:00 p.m. (Vancouver time) on February 10, 1999 (the "Record Time"); and

II. authorized the issuance of one Right in respect of each Common Share issued after the Record Time and prior to the earlier of the Separation Time (as hereinafter defined) and the Expiration Time (as hereinafter defined);

AND WHEREAS each Right entitles the holder thereof, after the Separation Time, to purchase securities of the Corporation (or, in certain cases, of certain other entities) pursuant to the terms and subject to the conditions set forth herein;

AND WHEREAS the Corporation desires to appoint the Rights Agent to act on behalf of the Corporation and holders of Rights, and the Rights Agent is willing so to act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates (as hereinafter defined), the exercise of Rights and other matters referred to herein;

NOW THEREFORE in consideration of the premises and the respective covenants and agreements set forth herein, the parties hereby agree as follows:
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                                     - 2 -


                                    ARTICLE I

                                 INTERPRETATION

1.1   CERTAIN DEFINITIONS

For the purposes of this Agreement, the following terms have the meanings indicated:

(a) "Acquiring Person" shall mean any Person who is the Beneficial Owner of 20% or more of the outstanding Voting Shares; provided, however, that the term "Acquiring Person" shall not include:

      (i)   the Corporation or any Subsidiary of the Corporation;

      (ii) any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of any one or any combination of:

            (A) an acquisition or redemption by the Corporation or a Subsidiary of the Corporation of Voting Shares, by reducing the number of Voting Shares increases the percentage of outstanding Voting Shares Beneficially Owned by such Person to 20% or more of the Voting Shares then outstanding (a "Voting Share Reduction");

            (B) an acquisition of Voting Shares made pursuant to a Permitted Bid or a Competing Permitted Bid (a "Permitted Bid Acquisition");

            (C) an acquisition of Voting Shares in respect of which the Board of Directors has waived the application of section 4.1 pursuant to the provisions of subsection 6.1 (b), (c) or (d) (an "Exempt Acquisition"); or

            (D)   a Pro Rata Acquisition;

            provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the Voting Shares then outstanding by reason of one or any combination of a Voting Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition or a Pro Rata Acquisition and thereafter such Person, while such Person is the Beneficial Owner of 20% or more of the Voting Shares then outstanding, becomes the Beneficial Owner of any additional Voting Shares that increases its Beneficial Ownership of Voting Shares by more than 1% of the number of Voting Shares then outstanding (other than pursuant to one or any combination of a Voting Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition or a Pro Rata Acquisition) then, as of the date such Person becomes the Beneficial Owner of such additional outstanding Voting Shares, such Person shall be an "Acquiring Person";

      (iii) for the period of 10 days after the Disqualification Date (as hereinafter defined), any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of such Person becoming disqualified from relying on
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                                     - 3 -


            clause 1.1(d)(viii) hereof because such Person makes or announces an intention to make a Take-over Bid alone or by acting jointly or in concert with any other Person and, for this purpose, "Disqualification Date" means the first date of public announcement that such Person is making or intends to make a Take-over Bid;

      (iv) an underwriter or member of a banking or selling group acting in such capacity that becomes the Beneficial Owner of 20% or more of the Voting Shares of the Corporation in connection with a distribution of securities of the Corporation; or

      (v) a Person (a "Grandfathered Person") who is the Beneficial Owner of more than 20% of the outstanding Voting Shares determined as of the Record Time; provided, however, that this exemption shall not be, and shall cease to be, applicable to a Grandfathered Person in the event that such Grandfathered Person shall, after the Record Time, become the Beneficial Owner of additional Voting Shares that increases its Beneficial Ownership of Voting Shares by more than 1% of the number of Voting Shares then outstanding (other than through one or any combination of a Voting Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition or a Pro Rata Acquisition);

(b) "Affiliate", when used to indicate a relationship with a specified Person, means a Person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person;

(c) "Associate" means, when used to indicate a relationship with a specified Person, a spouse of that Person, any Person of the same or opposite sex with whom that Person is living in a conjugal relationship outside marriage, a child of that Person or a relative of that Person if the relative has the same residence as that Person;

(d) a Person shall be deemed the "Beneficial Owner" of, and to have "Beneficial Ownership" of, and to "Beneficially Own":

      (i) any securities as to which such Person or any of such Person's Affiliates or Associates is the owner at law or in equity;

      (ii) any securities as to which such Person or any of such Person's Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or within a period of 60 days thereafter or upon the occurrence of a contingency) pursuant to any agreement, arrangement, pledge or understanding, whether or not in writing, (other than customary agreements with and between underwriters or banking group or selling group members with respect to an offering of securities and other than pledges of securities) or upon the exercise of any conversion right, exchange right, share purchase right (other than a Right), warrant or option;

      (iii) any securities which are Beneficially Owned within the meaning of the foregoing provisions of this subsection 1.1(d) by any other Person with whom such Person is acting jointly or in concert;
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                                     - 4 -


      provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to have "Beneficial Ownership" of, or to "Beneficially Own", any security where:

      (iv) such security has been deposited or tendered pursuant to a Permitted Lock-Up Agreement, or is otherwise deposited or tendered, to any Take-over Bid made by such Person, made by any of such Person's Affiliates or Associates or made by any Person acting jointly or in concert with such Person until such deposited security has been taken up or paid for, whichever shall occur first;

      (v)   such Person holds such security, provided that:

            (A) the ordinary business of such Person (an "Investment Manager") includes the management of investment funds for others (which others, for greater certainty, may include or be limited to one or more employee benefit plans or pension plans) and such security is held by the Investment Manager in the ordinary course of such business in the performance of such Investment Manager's duties for the account of any other Person or Persons (a "Client");

            (B) such Person (a "Trust Company") is licensed to carry on the business of a trust company under applicable laws and, as such, acts as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons ("Estate Accounts") or in relation to other accounts ("Other Accounts") and holds such security in the ordinary course of such duties for the estate of any such deceased or incompetent Person or for such Other Accounts; or

            (C) such Person (an "Administrator") is the administrator or the trustee of one or more pension funds or plans (each a "Plan") or is a Plan registered under applicable laws and holds such security in the ordinary course of such duties for such Plans;

            provided that the Investment Manager, Trust Company, Administrator, or Plan, as the case may be, is not then making and has not announced a current intention to make a Take-over Bid (other than an Offer to Acquire Voting Shares or other securities of the Corporation by means of a distribution by the Corporation or ordinary market transactions (including prearranged trades) executed through the facilities of a stock exchange or organized over-the-counter market) alone or acting jointly or in concert with any other Person;

      (vi) such Person, any of such Person's Affiliates or Associates or any Person acting jointly or in concert with such Person is:

            (A) a Client of the same Investment Manager as another Person on whose account the Investment Manager holds such security;

            (B) an Estate Account or an Other Account of the same Trust Company as another Person on whose account the Trust Company holds such security; or

            (C) a Plan which has the same Administrator as another such pension plan or fund on whose account the Administrator holds such security;

      (vii) such Person holds such security, provided that the Person is a Plan or Person established by statute for purposes that include, and the ordinary business or activity of such Person includes, the management of investment funds for employee benefit plans, pension plans, insurance plans or various public bodies and, in any such case, such Person holds such securities for the purposes of its activities as such a Person, and further provided that such Person:

            (A)   does not Beneficially Own more than 30% of the Voting Shares;
                  and

            (B) is not then making a Take-over Bid or has not then announced a current intention to make a Take-over Bid, alone or acting jointly or in concert with another Person, other than an Offer to Acquire Voting Shares or other securities by such Person by means of a distribution by the Corporation or by means of ordinary market transactions (including prearranged trades) executed through the facilities of a stock exchange or organized over-the-counter market;

      (viii) such Person is:

            (A) a Client of an Investment Manager and such security is owned at law or in equity by the Investment Manager;

            (B) an account of a Trust Company and such security is owned at law or in equity by the Trust Company; or

            (C) a pension fund or plan and such security is owned at law or in equity by the Administrator thereof; or

      (ix) where such Person is the registered holder of securities as a result of carrying on the business of or acting as a nominee of a securities depository;

(e) "Board of Directors" shall mean the board of directors of the Corporation or, if duly constituted and whenever duly empowered, the executive committee of the board of directors of the Corporation;

(f) "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in Vancouver are authorized or obligated by law to close;

(g) "close of business" on any given date shall mean the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business Day) at which the offices of the transfer agent for the Common Shares (or, after the Separation Time, the offices of the

      Rights Agent) are closed to the public in the city in which such transfer agent or Rights Agent has an office for the purposes of this Agreement;

(h) "Common Share" shall mean a common share of the Corporation and any other share of the Corporation into which such share is subdivided, consolidated, reclassified or changed;

(i) "common shares", when used with reference to any Person other than the Corporation, shall mean the class or classes of shares (or similar equity interest) with the greatest per share (or similar interest) voting power entitled to vote generally in the election of all directors of such other Person;

(j) "Company Act" shall mean the Company Act, R.S.B.C. 1996, C. 62, as amended, and the regulations made thereunder, and any comparable or successor laws or regulations thereto;

(k)   "Competing Permitted Bid" means a Take-over Bid that:

      (i) is made after a Permitted Bid has been made and prior to the expiry of the Permitted Bid;

      (ii) satisfies all components of the definition of a Permitted Bid other than the requirements set out in clause (ii) of the definition of a Permitted Bid; and

      (iii) contains, and the take-up and payment for securities tendered or deposited is subject to, an irrevocable and unqualified condition that no Voting Shares will be taken up or paid for pursuant to the Take-over Bid prior to the close of business on a date that is no earlier than the later of: (i) the 60th day after the date on which the earliest Permitted Bid which preceded the Competing Permitted Bid was made; and (ii) 21 days after the date of the Take-over Bid constituting the Competing Permitted Bid; and only if at the date that the Voting Shares are to be taken up more than 50% of the Voting Shares held by Independent Shareholders shall have been deposited or tendered pursuant to the Competing Permitted Bid and not withdrawn;

(l)   "controlled": a corporation is "controlled" by another Person if:

      (i) securities entitled to vote in the election of directors carrying more than 50% of the votes for the election of the directors are held, directly or indirectly, by or for the benefit of the other Person; and

      (ii) the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of such corporation;

      and "controls", "controlling" and "under common control with" shall be interpreted accordingly;
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                                     - 7 -

(m) "dividends paid in the ordinary course" shall mean cash dividends paid at regular intervals in any financial year of the Corporation to the extent that such cash dividends do not exceed, in the aggregate, the greatest of:

      (i) 200% of the aggregate amount of cash dividends declared payable by the Corporation on its Common Shares in its immediately preceding financial year;

      (ii) 300% of the arithmetic average of the aggregate amounts of cash dividends declared payable by the Corporation on its Common Shares in its three immediately preceding financial years; and

      (iii) 100% of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding financial year;

(n) "Election to Exercise" shall have the meaning ascribed thereto in clause 3.1(d)(ii);

(o) "Exempt Acquisition" shall have the meaning ascribed thereto in subclause 1.1(a)(ii)(C);

(p) "Exercise Price" shall mean, as of any date, the price at which a holder of a Right may purchase the securities issuable upon exercise of such Right. Until adjustment thereof in accordance with the terms hereof, the Exercise Price for each Right shall be $100.00;

(q)   "Expiration Time" shall mean the earlier of:

      (i)   the Termination Time; and

      (ii) the close of the annual general meeting of shareholders of the Corporation occurring after the third anniversary of the date of this Agreement or the date of any amendment to this Agreement, whichever is later;

(r) "Flip-in Event" shall mean a transaction in or pursuant to which any Person shall become an Acquiring Person;

(s) "Grandfathered Person" shall have the meaning ascribed thereto in clause 1.1(a)(v);

(t)   "Independent Shareholders" shall mean holders of Voting Shares other than:
      (i) an Acquiring Person; (ii) any Offeror (other than a Person who at the relevant time is deemed not to Beneficially Own such Voting Shares by reason of subclauses 1.1(d)(v) or (vii)); (iii) any Associate or Affiliate of such Acquiring Person or Offeror; (iv) any Person acting jointly or in concert with such Acquiring Person or Offeror; and (v) any employee benefit plan, stock purchase plan, deferred profit sharing plan and any other similar plan or trust for the benefit of employees of the Corporation or a Subsidiary of the Corporation, unless the beneficiaries of the plan or trust direct the manner in which the Voting Shares are to be voted or direct whether the Voting Shares are to be tendered to a Take-over Bid;

(u) "Market Price" per share of any securities on any date of determination shall mean the average of the daily closing prices per share of such securities (determined as described
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                                     - 8 -


      below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in section
      3.2 shall have caused the closing price in respect of any Trading Day ("Adjustment Trading Day") used to determine the Market Price not to be fully comparable with the closing price on such date of determination then "Market Price" shall mean the average of the daily closing prices per share of such securities (determined as described below) for that number of consecutive Trading Days through and including the Trading Day which is the third Trading Day immediately prior to that Adjustment Trading Day or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day. The closing price per share of any securities on any date shall be:

      (i) the closing board lot sale price or, in case no such sale takes place on such date, the average of the closing bid and asked prices, for each share of such securities as reported by the principal stock exchange in Canada on which such securities are listed and posted for trading;

      (ii) if for any reason neither of such prices is available on such day or the securities are not listed and posted for trading on any stock exchange in Canada, the last closing board lot sale price or, if such price is not available, the average of the closing bid and asked prices, each such security as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange in the United States on which such securities are listed or admitted to trading;

      (iii) if for any reason none of such prices is available on such day or the securities are not listed and posted for trading on a stock exchange in Canada or a national securities exchange in the United States, the last quoted price, or if not so quoted, the average of the high bid and low asked prices for each share of such securities in the over-the-counter market, as reported by The Canadian Dealing Network Inc. or such other compatible system then in use; or

      (iv) if on any such date the securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities;

      provided, however, that if on any such date the securities are not traded on any exchange or in the over-the-counter-market and the price referred to in clause (iv) above is not available, the closing price per share of such securities on such date shall mean the fair value per share of such securities on such date as determined by a nationally or internationally recognized investment dealer or investment banker with respect to the fair value per share of such securities;

(v)   "Offer to Acquire" shall include:

      (i) an offer to purchase, or a solicitation of an offer to sell Voting Shares; and
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                                     - 9 -


      (ii) an acceptance of an offer to sell Voting Shares, whether or not such offer to sell has been solicited,

      or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an offer to acquire to the Person who made the offer to sell;

(w) "Offeror" shall mean a Person who has announced a current intention to make or who is making a Take-over Bid;

(x) "Offeror's Securities" shall mean Voting Shares of the Corporation Beneficially Owned by an Offeror;

(y) "Permitted Bid" means a Take-over Bid which is made by means of a take-over bid circular and which also complies with the following additional provisions:

      (i) the Take-over Bid is made to all holders of Voting Shares as registered on the books of the Corporation, other than the Offeror;

      (ii) the Take-over Bid contains, and the take-up and payment for securities tendered or deposited thereunder is subject to, an irrevocable and unqualified condition that no Voting Shares shall be taken up or paid for pursuant to the Take-over Bid prior to the close of business on the date which is not less than 60 days after the date of the Take-over Bid and only if at such date more than 50% of the Voting Shares held by Independent Shareholders shall have been deposited or tendered pursuant to the Take-over Bid and not withdrawn;

      (iii) the Take-over Bid contains an irrevocable and unqualified provision that, unless the Take-over Bid is withdrawn, Voting Shares may be deposited pursuant to such Take-over Bid at any time during the period of time between the date of the Take-over Bid and the date on which Voting Shares may be taken up and paid for and that any Voting Shares deposited pursuant to the Take-over Bid may be withdrawn until taken up and paid for; and

      (iv) the Take-over Bid contains an irrevocable and unqualified provision that if, on the date on which Voting Shares may be taken up and paid for, more than 50% of the Voting Shares held by Independent Shareholders shall have been deposited pursuant to the Take-over Bid and not withdrawn, the Offeror will make a public announcement of that fact and the Take-over Bid will remain open for deposits of Voting Shares for not less than 10 Business Days from the date of such public announcement;

(z) "Permitted Bid Acquisition" shall have the meaning ascribed thereto in subclause 1.1(a)(ii)(B);

(aa) "Permitted Lock-Up Agreement" means an agreement between a Person and one or more holders of Voting Shares (each, a "Locked-up Person")(the terms of which are publicly disclosed and reduced to writing and a copy of which is made available to the public including the Corporation, not later than the date the Lock-up Bid (as defined below) or,
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                                     - 10 -


      if the Lock-up Bid has been made prior to the date on which such agreement is entered into, not later than the date of such agreement) pursuant to which each such Locked-up Person agrees to deposit or tender Voting Shares to a Take-over Bid (the "Lock-up Bid") made or to be made by the Person, any of such Person's Affiliates or Associates or any Person acting jointly or in concert with such Person provided that:

      (i)   the agreement:

            (A) permits any Locked-up Person to terminate its obligation to deposit or tender to or not to withdraw Voting Shares from the Lock-up Bid in order to tender or deposit the Voting Shares to another Take-over Bid or support another transaction where the price or value per Voting Share offered under such other Take-over Bid or transaction is higher than the price or value per Voting Share offered under the Lock-up Bid; or

            (B) permits any Locked-up Person to terminate its obligation to deposit or tender to or not to withdraw Voting Shares from the Lock-up Bid in order to tender or deposit the Voting Shares to another Take-over Bid or support another transaction if:

                  (i) the price or value per Voting Share offered under the other Take-over Bid or transaction exceeds by as much or more than a specified amount (the "Specified Amount") the price or value per Voting Share offered under the Lock-up Bid, provided that such Specified Amount is not greater than 7% of the price or value per Voting Share offered under the Lock-up Bid; or

                  (ii) the number of Voting Shares to be purchased under the other Take-over Bid or transaction exceeds by as much as or more than a specified number (the "Specified Number") the number of Voting Shares that the Offeror has offered to purchase under the Lock-up Bid at a price or value per Voting Share that is not less than the price or value per Voting Share offered under the Lock-up Bid, provided that the Specified Number is not greater than 7% of the number of Voting Shares offered under the Lock-up Bid;

            and, for greater clarity, the agreement may contain a right of first refusal or require a period of delay to give such Person an opportunity to match a higher price in another Take-over Bid or other similar limitation on a Locked-up Person's right to withdraw Voting Shares from the agreement, so long as the limitation does not preclude the exercise by the Locked-up Person of the right to withdraw Voting Shares during the period of the other Take-over Bid or transaction; and

      (ii) no "break-up" fees, "top-up" fees, penalties, expenses or other amounts that exceed in the aggregate the greater of:

            (A) the cash equivalent of 2 1/2% of the price or value payable under the Lock-up Bid to a Locked-up Person; and

            (B) 50% of the amount by which the price or value payable under another Take-over Bid or transaction to a Locked-up Person exceeds the price or value of the consideration that such Locked-up Person would have received under the Lock-up Bid, shall be payable by a Locked-up Person pursuant to the agreement in the event a Locked-up Person fails to deposit or tender Voting Shares to the Lock-up Bid, withdraws Voting Shares previously tendered thereto or supports another transaction.

(ab) "Person" shall include any individual, body corporate, firm, partnership, association, trust, trustee, executor, administrator, legal personal representative, group, unincorporated organization, syndicate, government or governmental agency or instrumentality or other entity;

(ac)  "Pro Rata Acquisition" shall mean:

      (i) the acquisition of Voting Shares as a result of a stock dividend, a stock split or other event pursuant to which a Person receives or acquires Voting Shares on the same pro rata basis as all other holders of the same class of Voting Shares;

      (ii) the acquisition of Voting Shares pursuant to any regular dividend reinvestment plan or other plan made available by the Corporation to holders of all of its Voting Shares;

      (iii) the receipt and/or exercise of rights issued by the Corporation to all the holders of a class of Voting Shares to subscribe for or purchase Voting Shares, provided that such rights are acquired directly from the Corporation and not from any other Person; or

      (iv) the acquisition of Voting Shares pursuant to a distribution by the Corporation of Voting Shares, or securities convertible into or exchangeable for Voting Shares (and the conversion or exchange of such convertible securities) made pursuant to a prospectus or by way of private placement by the Corporation, provided such Person does not thereby acquire a greater percentage of Voting Shares or securities convertible into or exchangeable for Voting Shares so offered than the Person's percentage of Voting Shares Beneficially Owned immediately prior to such acquisition;

(ad)  "Record Time" shall mean 4:00 p.m. (Vancouver time) on February 10, 1999;

(ae)  "Right" shall have the meaning ascribed thereto in the recitals hereto;

(af) "Rights Agent" shall mean such trust company as designated by directors from time to time;

(ag) "Rights Certificates" shall mean the certificates representing the Rights after the Separation Time, which shall be in the form attached hereto as Exhibit A;

(ah) "Rights Register" and "Rights Registrar "shall have the respective meanings ascribed thereto in subsection 2.3(a);

(ai) "Securities Act (British Columbia)" shall mean the Securities Act, R.S.B.C. 1996, c. 418, as amended, and the rules and regulations thereunder, and any comparable or successor laws or regulations thereto;

(aj) "Separation Time" shall mean the close of business on the eighth Trading Day after the earlier of:

      (i)   the Stock Acquisition Date; and

      (ii) the date of the commencement of, or first public announcement (provided such announcement is made after the Record Time) of, the intent of any Person (other than the Corporation or any Subsidiary of the Corporation) to commence a Take-over Bid (other than a Permitted Bid or a Competing Permitted Bid);

      or such later time as may be determined by the Board of Directors; provided that if the foregoing results in the Separation Time being prior to the Record Time, the Separation Time shall be the Record Time and provided further that, if any Take-over Bid referred to in clause (ii) of this subsection 1.1(ai) expires, or is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such Take-over Bid shall be deemed, for the purposes of this subsection 1.1(ai), never to have been made;

(ak) "Stock Acquisition Date" shall mean the date of the first public announcement (which, for purposes of this definition, shall include, without limitation, the filing of a report pursuant to the Securities Act (British Columbia)) by the Corporation or an Acquiring Person of facts indicating that a Person has become an Acquiring Person;

(al) "Subsidiary" of a Person shall have the meaning ascribed thereto in the Securities Act (British Columbia);

(am) "Take-over Bid" shall mean an Offer to Acquire Voting Shares or other securities of the Corporation if, assuming that the Voting Shares or other securities of the Corporation subject to the Offer to Acquire are acquired at the date of such Offer to Acquire by the Person making such Offer to Acquire, the Voting Shares Beneficially Owned by the Person making the Offer to Acquire would constitute in the aggregate 20% or more of the Voting Shares then outstanding;

(an) "Termination Time" shall mean the time at which the right to exercise Rights shall terminate pursuant to subsections 6.1(f), 6.1(g) or section 6.15;

(ao) "Trading Day", when used with respect to any securities, shall mean a day on which the principal Canadian securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any Canadian securities exchange, a Business Day; and

(ap) "Voting Share" shall mean any share in the capital of the Corporation to which is attached a right to vote for the election of all directors generally.

1.2   CURRENCY

All sums of money which are referred to in this Agreement are expressed in lawful money of Canada, unless otherwise specified.

1.3   DESCRIPTIVE HEADINGS

Descriptive headings appear herein for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

1.4   REFERENCES TO AGREEMENT

References to "this Agreement", "hereto", "herein", "hereby", "hereunder", "hereof" and similar expressions refer to this Agreement and not to any particular Article, section, subsection, clause, subclause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto.

1.5 CALCULATION OF NUMBER AND PERCENTAGE OF BENEFICIAL OWNERSHIP OF OUTSTANDING VOTING SHARES

(a) For the purposes of this Agreement, in determining the percentage of the outstanding Voting Shares of the Corporation with respect to which a Person is or is deemed to be the Beneficial Owner, all unissued Voting Shares of the Corporation of which such Person is deemed to be the Beneficial Owner shall be deemed to be outstanding.

(b) The percentage of outstanding Voting Shares of the Corporation Beneficially Owned by any Person shall, for the purposes of this Agreement, be and be deemed to be the product determined by the formula:

                                                100   x     A
                                                            -
      where                                                 B

      A = the number of votes for the election of all directors generally attaching to the outstanding Voting Shares of the Corporation Beneficially Owned by such Person; and

      B = the number of votes for the election of all directors generally attaching to all outstanding Voting Shares of the Corporation.

The percentage of outstanding Voting Shares represented by any particular group of Voting Shares acquired or held by any Person shall be determined in like manner mutatis mutandis.

1.6   ACTING JOINTLY OR IN CONCERT

For the purposes of this Agreement, a Person is acting jointly or in concert with another Person if such Person has any agreement, arrangement or understanding (whether formal or informal and whether or not in writing) with such other Person for the purpose of acquiring or Offering to Acquire any Voting Shares (other than customary agreements with and between underwriters and banking group or selling group members with respect to an offering of securities and other than pledges or hypothecs of securities in the ordinary course of business).

                                    ARTICLE 2

                                   THE RIGHTS

2.1   LEGEND ON CERTIFICATES

Certificates for Common Shares issued after the Record Time but prior to the earlier of the Separation Time and the Expiration Time shall evidence, in addition to the Common Shares, one Right for each Common Share evidenced thereby and shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

      UNTIL THE SEPARATION TIME (AS DEFINED IN THE RIGHTS AGREEMENT REFERRED TO BELOW), THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A SHAREHOLDER RIGHTS PLAN AGREEMENT, DATED AS OF THE 10TH DAY OF FEBRUARY, 1999, AS AMENDED (THE "RIGHTS AGREEMENT"), BETWEEN ANGIOTECH PHARMACEUTICALS, INC. (THE "CORPORATION") AND COMPUTERSHARE TRUST COMPANY OF CANADA, AS RIGHTS AGENT, THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH MAY BE INSPECTED DURING NORMAL BUSINESS HOURS AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS MAY BE TERMINATED, MAY EXPIRE, MAY BECOME VOID (IF, IN CERTAIN CASES, THEY ARE "BENEFICIALLY OWNED" BY AN "ACQUIRING PERSON", AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT, WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR ANY SUBSEQUENT HOLDER) OR MAY BE EVIDENCED BY SEPARATE CERTIFICATES AND MAY NO LONGER BE EVIDENCED BY THIS CERTIFICATE. THE CORPORATION WILL MAIL OR ARRANGE FOR THE MAILING OF A COPY OF THE RIGHTS AGREEMENT TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE AS SOON AS IS PRACTICABLE AFTER THE RECEIPT OF A WRITTEN REQUEST THEREFOR.

Certificates representing Common Shares that are issued and outstanding at the Record Time shall evidence one Right for each Common Share evidenced thereby, notwithstanding the absence of the foregoing legend until the earlier of the Separation Time and the Expiration Time.

2.2   EXECUTION, AUTHENTICATION, DELIVERY AND DATING OF RIGHTS CERTIFICATES

(a) The Rights Certificates shall be executed on behalf of the Corporation by any of the Chairman of the Board, the President or any Vice-President (including any Senior Vice-President), together with any other of such persons or together with any one of the Secretary, the Treasurer, any Assistant Secretary or any Assistant Treasurer. The signature of any of the officers of the Corporation on the Rights Certificates may be manual or facsimile. Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

(b) Promptly after the Corporation learns of the Separation Time the Corporation will notify the Rights Agent of such Separation Time and will deliver Rights Certificates executed by the Corporation to the Rights Agent for countersignature, and the Rights Agent shall manually countersign and deliver such Rights Certificates to the holders of the Rights pursuant to subsection 3.1(c). No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.

(c) Each Rights Certificate shall be dated the date of the countersignature thereof.

2.3   REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE

(a) After the Separation Time, the Corporation will cause to be kept a register (the "Rights Register") in which, subject to such reasonable regulations as it may prescribe, the Corporation will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed the "Rights Registrar" for the purpose of maintaining the Rights Register for the Corporation and registering Rights and transfers of Rights as herein provided. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Registrar at all reasonable times. After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of subsection (c) of this section 2.3, the Corporation will execute, and the Rights Agent will manually countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered.

(b) All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be valid obligations of Corporation, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

(c) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this section 2.3, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) in connection therewith.

2.4   MUTILATED, DESTROYED, LOST AND STOLEN RIGHTS CERTIFICATES

(a) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Corporation shall execute and the Rights Agent shall manually countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as the Rights Certificate so surrendered.

(b) If there shall be delivered to the Corporation and the Rights Agent prior to the Expiration Time: (i) evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate; and (ii) such security or indemnity as may be required by them to save each of them and any of their agents harmless, then, in the absence of notice to the Corporation or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

(c)   As a condition to the issuance of any new Rights Certificate under this section 2.4, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) in connection therewith.

(d) Every new Rights Certificate issued pursuant to this section 2.4 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence the contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued by the Corporation.

2.5   PERSONS DEEMED OWNERS OF RIGHTS

The Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name such Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term "holder" of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, the associated Common Shares).

2.6   DELIVERY AND CANCELLATION OF CERTIFICATES

All Rights Certificates surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Corporation may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided for in this section 2.6, except as expressly permitted by this Agreement. The Rights Agent shall destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Corporation.

2.7   AGREEMENT OF RIGHTS HOLDERS

Every holder of Rights by accepting the same consents and agrees with the Corporation and the Rights Agent and with every other holder of Rights:

(a) to be bound by and subject to the provisions of this Agreement, as amended from time to time in accordance with the terms hereof, in respect of the Rights held;

(b) that prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated Common Share certificate representing such Right;

(c) that after the Separation Time, the Rights Certificates will be transferable only upon registration of the transfer on the Rights Register as provided herein;

(d) that prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Common Share certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary;

(e) that such holder of Rights has waived his right to receive any fractional Rights or any fractional Common Shares upon exercise of a Right (except as provided herein); and

(f) that without the approval of any holder of Rights and upon the sole authority of the Board of Directors acting in good faith, this Agreement may be supplemented or amended from time to time pursuant to and as provided herein.

2.8   RIGHTS CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER

No holder, as such, of any Right or Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose whatsoever the holder of any Common Share which may at any time be issuable on the exercise of such Right, nor shall anything contained herein or in any Rights Certificate be construed or deemed to confer upon the holder of any Right or Rights Certificate, as such, any of the rights, titles, benefits or privileges of a shareholder of the Corporation or any right to vote at any meeting of shareholders of the Corporation whether for the election of directors or otherwise or upon any matter submitted to holders of any Common

Shares at any meeting thereof, or to give or withhold consent to any action of the Corporation, or to receive notice of any meeting or other action affecting any shareholder of the Corporation except as expressly provided herein, or to receive dividends, distributions or subscription rights, or otherwise, until the Right or Rights evidenced by any Rights Certificate shall have been duly exercised in accordance with the terms and provisions hereof.

                                    ARTICLE 3

                             EXERCISE OF THE RIGHTS

3.1   INITIAL EXERCISE PRICE; EXERCISE OF RIGHTS; DETACHMENT OF RIGHTS

(a) Subject to adjustment as herein set forth, from and after the Separation Time and prior to the Expiration Time, each Right will entitle the holder thereof to purchase one Common Share for the Exercise Price (which Exercise Price and number of Common Shares are subject to adjustment as set forth below).

(b)   Until the Separation Time:

      (i)   the Rights shall not be exercisable and no Right may be exercised;
            and

      (ii) each Right will be evidenced by the certificate for the associated Common Share registered in the name of the holder thereof (which certificate shall also be deemed to be a Rights Certificate) and will be transferable only together with, and will be transferred by a transfer of, such associated Common Share.

(c)   From and after the Separation Time and prior to the Expiration Time:

      (i)   the Rights shall be exercisable; and

      (ii) the registration and transfer of the Rights shall be separate from and independent of Common Shares.

      Promptly following the Separation Time, the Rights Agent will mail to each holder of record of Common Shares as of the Separation Time, the Rights Agent will mail to the holders so converting (other than an Acquiring Person and other than, in respect of any Rights Beneficially Owned by such Acquiring Person which are not held of record by such Acquiring Person, the holder of Record of such Rights (a "Nominee") ), at such holder's address as shown by the records of the Corporation (and the Corporation hereby agrees to furnish copies of such records to the Rights Agent for this purpose):

      (iii) a Rights Certificate representing the number of Rights held by such holder at the Separation Time in substantially the form of Exhibit A hereto, appropriately completed and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, rule, regulation or judicial or administrative order or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage; and

      (iv)  a disclosure statement describing the Rights;

      provided that a Nominee shall be sent the materials provided for in clauses (iii) and (iv) only in respect of all Common Shares held of record by it which are not Beneficially Owned by an Acquiring Person. In order for the Corporation to determine whether any person is holding Common Shares which are Beneficially Owned by another Person, the Corporation may require such first mentioned person to furnish it with such information and documentation as the Corporation considers advisable.

(d) Rights may be exercised in whole or in part on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent:

      (i)   the Rights Certificate evidencing such Rights;

      (ii) an election to exercise such Rights (an "Election to Exercise") substantially in the form attached to the Rights Certificate duly completed and executed by the holder or his executors or administrators or other personal representatives or his or their legal attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Rights Agent; and

      (iii) payment in cash, or by certified cheque, banker's draft or money order payable to the order of the Corporation, of a sum equal to the applicable Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for the relevant Common Shares in a name other than that of the holder of the Rights being exercised.

(e) Upon receipt of the Rights Certificate which is accompanied by a completed Election to Exercise that does not indicate that such Right is null and void as provided by subsection 4.1(b) and payment as set forth in subsection 3.1(d), the Rights Agent (unless otherwise instructed by the Corporation in the event that the Corporation is of the opinion that the Rights cannot be exercised in accordance with this Agreement) will thereupon promptly:

      (i) requisition from a transfer agent for the relevant Common Shares, certificates representing the number of such Common Shares to be purchased (the Corporation hereby irrevocably authorizing its transfer agents to comply with all such requisitions);

      (ii) when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuing fractional Common Shares;

      (iii) after receipt of such Common Share certificate, deliver the same to or to the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder;

      (iv) when appropriate, after receipt, deliver such cash referred to in clause (ii) above to or to the order of the registered holder of the Rights Certificate; and

      (v) tender to the Corporation all payments received on exercise of the Rights.

(f) In case the holder of any Rights shall exercise less than all the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

(g)   The Corporation covenants and agrees that it will:

      (i) take all such action as may be necessary and within its power to ensure that all Common Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates representing such Common Shares (subject to payment of the Exercise Price), be duly and validly authorized, issued and delivered as fully paid and non-assessable;

      (ii) take all such action as may be necessary and within its power to comply with any applicable requirements of the Company Act, the Securities Act (British Columbia) and the Securities Acts or comparable legislation of each of the other provinces of Canada and any other applicable law, rule or regulation, in connection with the issuance and delivery of the Rights Certificate's and the issuance of any Common Shares upon exercise of Rights;

      (iii) use reasonable efforts to cause all Common Shares issued upon exercise of Rights to be listed on the principal exchanges on which the Common Shares were traded immediately prior to the Stock Acquisition Date;

      (iv) cause to be reserved and kept available out of its authorized and unissued Common Shares the number of Common Shares that, as provided in this Agreement, will from time to time be sufficient to permit the exercise in full of all outstanding Rights; and

      (v) pay when due and payable any and all federal and provincial transfer taxes (for greater certainty, not including any income taxes of the holder or exercising holder or any liability of the Corporation to withhold tax) which may be payable in respect of the original issuance or delivery of the Rights Certificates, provided that the Corporation shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being transferred or exercised.

3.2   ADJUSTMENTS TO EXERCISE PRICE; NUMBER OF RIGHTS

The Exercise Price, the number of Common Shares or other securities subject to purchase upon the exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this section 3.2.

(a) In the event the Corporation shall at any time after the Record Time and prior to the Expiration Time:

      (i) declare or pay a dividend on the Common Shares payable in Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares) other than pursuant to any dividend reinvestment program;

      (ii) subdivide or change the outstanding Common Shares into a greater number of Common Shares;

      (iii) combine or change the outstanding Common Shares into a smaller number of Common Shares; or

      (iv) issue any Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares) in respect of, in lieu of or in exchange for existing Common Shares, the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or other change, and the number of Common Shares or other securities, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the applicable Exercise Price then in effect, the aggregate number of Common Shares or other securities, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the share transfer books of the Corporation were open, such holder would have been entitled to receive as a result of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this section 3.2 and section 4.1, the adjustment provided for in this section 3.2 shall be in addition to, and shall be made prior to, any adjustment required pursuant to section 4.1.

(b) In case the Corporation shall at any time after the Record Time and prior to the Expiration Time fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Common Shares (or shares having the same rights, privileges and preferences as Common Shares ("equivalent common shares")) or securities convertible into Common Shares or equivalent common shares at a price per Common Share or per equivalent common share (or having a conversion price per share, if a security convertible into Common Shares or equivalent common shares) less than 90% of the Market Price per Common Share on such record date, the Exercise Price in respect of the Rights to be in effect after such record date shall be determined by multiplying the Exercise Price in respect of the Rights in effect immediately prior to such record date by a fraction: (i) the numerator of which shall be the number of Common Shares outstanding on such record date, plus the number of Common Shares that the aggregate offering price of the total number of Common Shares and/or equivalent common shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Market Price per Common Share; and (ii) the denominator of which shall be the number of Common Shares outstanding on such record date, plus the number of additional Common Shares and/or equivalent common shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Such adjustment shall be made successively whenever such a record date is fixed and, in the event that such rights or warrants are not so issued, the Exercise Price in respect of the Rights shall be re-adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

(c) For purposes of this Agreement, the granting of the right to purchase Common Shares (whether from treasury or otherwise) pursuant to a dividend reinvestment plan or any employee benefit, stock option or similar plans shall be deemed not to constitute an issue of rights, options or warrants by the Corporation; provided, however, that, in all such cases, the right to purchase Common Shares is at a price per share of not less than 90% of the current market price per share (determined as provided in such plans) of the Common Shares.

(d) In case the Corporation shall at any time after the Record Time and prior to the Expiration Time fix a record date for a distribution to all holders of Common Shares (including any such distribution made in connection with a merger in which the Corporation is the continuing corporation) of evidences of indebtedness or assets, including cash (other than a dividend paid in the ordinary course or a dividend paid in Common Shares, but including any dividend payable in securities other than Common Shares), or subscription rights or warrants entitling them to subscribe for or purchase Common Shares (excluding those referred to in subsection 3.2(b)) at a price per Common Share that is less than 90% of the Market Price per Common Share on such record date, the Exercise Price in respect of the Rights to be in effect after such record date shall be determined by multiplying the Exercise Price in respect of the Rights in effect immediately prior to such record date by a fraction: (i) the numerator of which shall be the Market Price per Common Share on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a Common Share; and (ii) the denominator of which shall be such Market Price per Common Share. Such adjustments shall be made successively whenever such a record date is fixed and, in the event that such distribution is not so made, the Exercise Price in respect of the Rights shall be adjusted to be the Exercise Price in respect of the Rights which would have been in effect if such record date had not been fixed.

(e) Notwithstanding anything herein to the contrary, no adjustment in an Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such Exercise Price; provided, however, that any adjustments which by reason of this subsection 3.2(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this section
      3.2 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share or other share, as the case may be. Notwithstanding the first sentence of this subsection 3.2(e), any adjustment required by this section 3.2 shall be made no later than the earlier of: (i) three years from the date of the transaction which mandates such adjustment; and (ii) the Expiration Time.

(f) If as a result of an adjustment made pursuant to section 4.1 or 4.2, the holder of any Right thereafter exercised shall become entitled to receive any shares other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right and the applicable Exercise Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as is practicable to the provisions with respect to the Common Shares contained in this section 3.2, and the provisions of this Agreement with respect to the Common Shares shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Corporation subsequent to any adjustment made to an Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the respective number of Common Shares, as the case may be, purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Corporation shall have exercised its election as provided in subsection 3.2(i), upon each adjustment of an Exercise Price as a result of the calculations made in subsections 3.2(b) and (d), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Common Shares, as the case may be (calculated to the nearest one ten-thousandth), obtained by:

      (i)   multiplying:

            (A) the number of such Common Shares which would have been issuable upon the exercise of a Right immediately prior to this adjustment; by

            (B) the relevant Exercise Price in effect immediately prior to such adjustment of the relevant Exercise Price; and

      (ii) dividing the product so obtained by the relevant Exercise Price in effect immediately after such adjustment of the relevant Exercise Price.

(i) The Corporation may elect on or after the date of any adjustment of an Exercise Price to adjust the number of Rights, in lieu of any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Common

      Shares for which such a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the relevant Exercise Price in effect immediately prior to adjustment of the relevant Exercise Price by the relevant Exercise Price in effect immediately after adjustment of the relevant Exercise Price. The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the relevant Exercise Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this subsection 3.2(i), the Corporation shall, as promptly as is practicable, cause to be distributed to holders of record of Rights Certificates on such record date, Rights Certificates evidencing, subject to section 6.4, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein and may bear, at the option of the Corporation, the relevant adjusted Exercise Price and shall be registered in the names of holders of record of Rights Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in an Exercise Price or the number of Common Shares issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the relevant Exercise Price per Common Share and the number of Common Shares which were expressed in the initial Rights Certificates issued hereunder.

(k) In any case in which this section 3.2 shall require that an adjustment in an Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer, until the occurrence of such event, the issuance to the holder of any Right exercised after such record date of the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise over and above the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise on the basis of the relevant Exercise Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Common Shares (fractional or otherwise) or other securities upon the occurrence of the event requiring such adjustment.

(l) Notwithstanding anything in this section 3.2 to the contrary, the Corporation shall be entitled to make such reductions in each Exercise Price, in addition to those adjustments expressly required by this section 3.2, as and to the extent that in its good faith judgment the Board of Directors shall determine to be advisable in order that any: (i) consolidation or subdivision of Common Shares; (ii) issuance wholly for cash of any Common Share or securities that by their terms are convertible into or exchangeable for Common Shares; (iii) stock dividends; or (iv) issuance of rights, options or warrants referred to in this section 3.2, hereafter made by the Corporation to holders of its Common Shares, shall not be taxable to such shareholders.

(m) The Corporation covenants and agrees that, after the Separation Time, it will not, except as permitted by section 6.1 or 6.5, take (or permit any Subsidiary of the Corporation to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

3.3   DATE ON WHICH EXERCISE IS EFFECTIVE

Each Person in whose name any certificate for Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Share represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered (together with a duly completed Election to Exercise) and payment of the relevant Exercise Price for such Rights (and any applicable transfer taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the relevant Common Share transfer books of the Corporation are closed, such Person shall be deemed to have become the holder of record of such Common Shares on, and such certificate shall be dated, the next succeeding Business Day on which the relevant Common Share transfer books of the Corporation are open.

                                    ARTICLE 4

                          ADJUSTMENTS TO THE RIGHTS IN

                        THE EVENT OF CERTAIN TRANSACTIONS

4.1   FLIP-IN EVENT

(a) Subject to subsection 4.1(b) and subsections 6.1(b), (c) and (d), in the event that prior to the Expiration Time a Flip-in Event shall occur, each Right shall constitute, effective on and after the later of its date of issue and the close of business on the eighth Trading Day following the Stock Acquisition Date, the right to purchase from the Corporation, upon payment of the relevant Exercise Price and otherwise exercising such Right in accordance with the terms hereof, that number of Common Shares being the lesser of

      (i) that number of Common Shares having an aggregate Market Price on the date of consummation or occurrence of such Flip-in Event equal to twice the relevant Exercise Price for an amount in cash equal to the relevant Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustments provided for in section 3.2 upon each occurrence after the Stock Acquisition Date of any event analogous to any of the events described in section 3.2); and

      (ii) that proportionate number of Common Shares issuable upon exercise of all the Rights which, when added to the total number of allotted Common Shares, equal the number of authorized Common Shares at that time.

(b) Notwithstanding anything in this Agreement to the contrary, upon the occurrence of any Flip-in Event, any Rights that are or were Beneficially Owned on or after the earlier of the Separation Time and the Stock Acquisition Date by: (i) an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person); or (ii) a transferee or other successor in title, directly or indirectly, (a "Transferee") of Rights held by an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person) who becomes a Transferee concurrently with or Subsequent to the Acquiring Person becoming an Acquiring Person in a transfer that the Board of Directors has determined is part of a plan, arrangement or scheme of an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person), that has the purpose or effect of avoiding clause 4.1(b)(i) shall become null and void without any further action, and any holder of such Rights (including any Transferee) shall not have any right whatsoever to exercise such Rights under any provision of this Agreement and shall not have thereafter any other rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise.

(c) In the event that there shall not be sufficient Common Shares authorized for issuance to permit the exercise in full of the Rights in accordance with clause 4.1(a)(i), the Corporation shall take all such reasonable action it considers prudent to authorize additional Common Shares for issuance upon the exercise of the Rights, subject to the ability of the Corporation to give notice of a shareholders meeting within the time periods specified by legislation and by regulatory authorities.

(d) From and after the Separation Time, the Corporation shall do all such acts and things as shall be necessary and within its power to ensure compliance with the provisions of this section 4.1, including without limitation, all such acts and things as may be required to satisfy the requirements of the Company Act and the Securities Act (British Columbia) or comparable legislation of any other applicable jurisdiction in respect of the issue of Common Shares upon the exercise of Rights in accordance with this Agreement.

                                    ARTICLE 5

                                THE RIGHTS AGENT

5.1   GENERAL

(a) The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint one or more Co-Rights Agents as it may deem necessary or desirable. In the event the Corporation appoints one or more Co-Rights Agents, the respective duties of the Rights Agents and Co-Rights Agents shall be as the Corporation may determine. The Corporation also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without negligence, bad faith or wilful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability, which right to indemnification will survive the termination of this Agreement.

(b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for Common Shares, Rights Certificate, certificate for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

5.2   MERGER OR AMALGAMATION OR CHANGE OF NAME OF RIGHTS AGENT

(a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or amalgamated or with which it may be consolidated, or any corporation resulting from any merger, amalgamation or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder or stockholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of section 5.4 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

(b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

5.3   DUTIES OF RIGHTS AGENT

The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a) the Rights Agent may consult with legal counsel (who may be legal counsel for the Corporation) and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion;

(b) whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a Person believed by the Rights Agent to be the Chairman of the Board, the President or any Vice-President and by the Treasurer or any Assistant-Treasurer or the Secretary or any Assistant-Secretary of the Corporation and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate;

(c) the Rights Agent will be liable hereunder only for its own negligence, bad faith or wilful misconduct;

(d) the Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Common Shares or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Corporation only;

(e) the Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Common Share certificate or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to subsection 4.1(b)) or any adjustment required under the provisions of section 3.2 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by section 3.2 describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Common Shares to be issued pursuant to this Agreement or any Rights or as to whether any Shares will, when issued, be duly and validly authorized, executed, issued and delivered as fully paid and non-assessable;

(f) the Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement;

(g) the Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any Person believed by the Rights Agent to be the Chairman of the Board, the President, any Vice-President or the Secretary or any Assistant-Secretary or the Treasurer or any Assistant-Treasurer of the Corporation, and to apply to such Persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such Person;

(h) the Rights Agent and any shareholder or stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common Shares, Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity; and

(1) the Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

5.4   CHANGE OF RIGHTS AGENT

The Rights Agent may resign and be discharged from its duties under this Agreement upon 90 days' notice in writing (or such lesser notice as is acceptable to the Corporation) mailed to the Corporation and to each transfer agent of Common Shares by registered or certified mail, and to the holders of the Rights in accordance with section 6.8. The Corporation may remove the Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Rights in accordance with section 6.8. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Corporation will appoint a successor to the Rights Agent. If the Corporation fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder's Rights Certificate for inspection by the Corporation), then the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a corporation incorporated under the laws of Canada or a province thereof authorized to carry on the business of a trust company in the Province of British Columbia. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail a notice thereof in writing to the holders of the Rights. Failure to give any notice provided for in this section 5.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                                    ARTICLE 6

                                  MISCELLANEOUS

6.1   REDEMPTION AND WAIVER

(a) Until the close of business or the eighth Trading Day after the occurrence of a Flip-in Event as to which the application of section 4.1 has not been waived pursuant to this section 6.1, the Board of Directors may, with the prior consent of the holders of the Voting Shares or the holders of Rights given in accordance with subsection 6.1(i) or 6.1(j), as the case may be, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.00001 per Right, appropriately adjusted in a manner analogous to the applicable adjustment provided for in section 3.2, if an event of the type analogous to any of the events described in section 3.2 shall have occurred (such redemption price being herein referred to as the "Redemption Price").

(b)   Until the occurrence of a Flip-in Event as to which the application of section 4.1 has not been waived pursuant to this section 6.1, upon written notice to the Rights Agent, the Board of Directors may, with the prior consent of the holders of Voting Shares or the holders of Rights given in accordance with subsection 6.1(i) or 6.1(j), as the case may be, determine to waive the application of section 4.1 to any Flip-in Event which would occur by reason of an acquisition of Voting Shares otherwise than pursuant to a Take-over Bid made by way of Take-over Bid circular to all holders of Voting Shares and otherwise than in the circumstances set forth in subsection 6.1(d); provided that, in the event that the Board of Directors proposes such a waiver, it shall, if prior to the Separation Time, extend the Separation Time to a date subsequent to and not more than 10 Business Days following the meeting called to approve such waiver.

(c)   Until the occurrence of a Flip-in Event as to which the application of section 4.1 has not been waived pursuant to this section 6.1, upon written notice delivered to the Rights Agent, the Board of Directors may determine to waive the application of section 4.1 to any Flip-in Event which would result from a Take-over Bid made by way of Take-over Bid circular to all holders of Voting Shares; provided that if the Board of Directors waives the application of section 4.1 to such Flip-in Event pursuant to this subsection 6.1(c), the Board of Directors shall be deemed to have waived the application of section 4.1 to any other Flip-in Event occurring by reason of any Take-over Bid made by Take-over Bid circular to all holders of Voting Shares which is made prior to the expiry of any

      Take-over Bid (as the same may be extended from time to time) made by Take-over Bid circular in respect of which a waiver is, or is deemed to have been, granted under this subsection 6.1(c).

(d) Notwithstanding the provisions of subsections 6.1(b) and 6.1(c) hereof, the Board of Directors may waive the application of section 4.1 in respect of any Flip-in Event, provided that both of the following conditions are satisfied:

      (i) the Board of Directors has determined within eight Trading Days following the Stock Acquisition Date that the Person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that it would become, an Acquiring Person; and

      (ii) such Person has reduced its Beneficial Ownership of Voting Shares such that, at the time of the granting of a waiver pursuant to this subsection 6.1(d), such Person is no longer an Acquiring Person, and, in the event of any such waiver, for the purposes of this Agreement, neither such Flip-in Event nor the Separation Time shall be deemed to have occurred.

(e) The Board of Directors shall, without further formality, be deemed to have elected to redeem the Rights at the Redemption Price on the date that a Person who has made a Permitted Bid, a Competing Permitted Bid or Take-over Bid in respect of which the Board of Directors has waived or is deemed to have waived pursuant to subsection 6.1(c), the application of section 4.1, takes up and pays for Voting Shares pursuant to the terms and conditions of such Permitted Bid, Competing Permitted Bid or Take-over Bid, as the case may be.

(f) Where a Take-over Bid that is not a Permitted Bid is withdrawn or otherwise terminated after the Separation Time has occurred and prior to the occurrence of a Flip-in Event, the Board of Directors may elect to redeem all the outstanding Rights at the Redemption Price. Upon the Rights being redeemed pursuant to this subsection 6.1(f) and subsection 6.1(g), all the provisions of this Agreement shall continue to apply as if the Separation Time had not occurred and Rights Certificates representing the number of Rights held by each holder of record of Common Shares as of the Separation Time had not been mailed to each such holder and for all purposes of this Agreement the Separation Time shall be deemed not to have occurred.

(g) If the Rights are redeemed in accordance with this section 6.1, the right to exercise the Rights will thereupon, without further action and without notice, terminate, and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.

(h) Within 10 days after the election or deemed election to redeem the Rights in accordance with this section 6.1, the Corporation shall give notice of redemption to the holders of the then outstanding Rights by mailing such notice to each such holder at his last address as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the Transfer Agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The Corporation may not redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this section 6.1 or in section 6.4, and other than in connection with the purchase of Common Shares prior to the Separation Time.

(i) If a redemption pursuant to subsection 6.1(a) or a waiver pursuant to subsection 6.1(b) is proposed at any time prior to the Separation Time, such redemption or waiver shall be submitted for approval to the holders of Voting Shares. Such approval shall be deemed to have been given if authorized by a majority of the votes cast by Independent Shareholders present in person or represented by proxy at a meeting of such holders duly called and held in compliance with applicable laws and with the articles of the Corporation.

(j) If a redemption pursuant to subsection 6.1(a) or a waiver pursuant to subsection 6.1(b) is proposed at any time on or after the Separation Time, such redemption shall be submitted for approval to the holders of Rights. Such approval shall be deemed to have been given if authorized by a majority of the votes cast by the holders of Rights present in person or represented by proxy at a meeting of such holders duly called and held. For the purposes hereof, each outstanding Right (other than Rights which are Beneficially Owned by any Person referred to in clauses (i) to (v) inclusive of the definition of Independent Shareholders) shall be entitled to one vote and the procedures for the calling, holding and conduct of a meeting of holders of Rights shall be those as nearly as may be possible, which are provided in the Corporation's articles and the Company Act (or such other corporate statute that the corporation may become subject to) with respect to meetings of shareholders of the Corporation.

6.2   EXPIRATION

No Person shall have any rights pursuant to this Agreement or in respect of any Right after the Expiration Time, except the Rights Agent as specified in section 5.1.

6.3   ISSUANCE OF NEW RIGHTS CERTIFICATE

Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the number or kind or class of shares purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

6.4   FRACTIONAL RIGHTS AND FRACTIONAL SHARES

(a) The Corporation shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Right would otherwise be issuable, an amount in cash equal to the fraction of the Market Price of a whole Right that the fraction of a Right which would otherwise be issuable is of one whole Right.

(b) The Corporation shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of issuing fractional Common Shares, the Corporation shall pay to the registered holders of Rights Certificates, at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the Market Price of a whole Common Share that the fraction of a Common Share which would otherwise be issuable upon the exercise of such right is of one whole Common Share at the date of such exercise.

6.5   SUPPLEMENTS AND AMENDMENTS

(a) The Corporation may make amendments to this Agreement to correct any clerical or typographical error or which are required to maintain the validity of this Agreement as a result of any change in any applicable legislation, rules or regulations thereunder. The Corporation may, at or prior to the meeting of shareholders of the Corporation referred to in
      Section 6.15, or any adjournment thereof, to be held for shareholders of the Corporation to consider and, if deemed advisable, to adopt a resolution approving, ratifying and confirming this Agreement and the Rights issued pursuant thereto supplement or amend this Agreement without the approval of any holders of Rights or Voting Shares in order to make any changes which the Board of Directors acting in good faith may deem necessary or desirable. Notwithstanding anything in this section 6.5 to the contrary, no such supplement or amendment shall be made to the provisions of Article 5 except with the written concurrence of the Rights Agent to such supplement or amendment and the approval of applicable regulatory bodies.

(b) Subject to subsection 6.5(a) and receipt of applicable regulatory approval, the Corporation may, with the prior consent of the holders of Voting Shares obtained as set forth below, at any time prior to the Separation Time, amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Such consent shall be deemed to have been given if the action requiring such approval is authorized by the affirmative vote of a majority of the votes cast by Independent Shareholders present or represented at and entitled to be voted at a meeting of the holders of Voting Shares duly called and held in compliance with applicable laws and the articles and/or by-laws (as the case may be) of the Corporation.

(c) Subject to subsection 6.5(a), the Corporation may, with the prior consent of the holders of Rights, at any time on or after the Separation Time, amend, vary or delete any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally), provided that no such amendment, variation or deletion shall be made to the provisions of
      Article 5 except with the written concurrence of the Rights Agent thereto.

(d) Any approval of the holders of Rights shall be deemed to have been given if the action requiring such approval is authorized by the affirmative votes of the holders of Rights present or represented at and entitled to be voted at a meeting of the holders of Rights and representing a majority of the votes cast in respect thereof. For the purposes hereof, each outstanding Right (other than Rights which are void pursuant to the provisions hereof) shall be entitled to one vote, and the procedures for the calling, holding and conduct of the meeting shall be those, as nearly as may be, which are provided in the Corporation's articles and/or by-laws, as the case may be, and the Company Act with respect to meetings of shareholders of the Corporation.

(e) Any amendments made by the Corporation to this Agreement pursuant to subsection 6.5(a) which are required to maintain the validity of this Agreement as a result of any change in any applicable legislation , rule or regulation thereunder shall:

      (i) if made before the Separation Time, be submitted to the shareholders of the Corporation at the next meeting of shareholders and the shareholders may, by the majority referred to in subsection 6.5(b), confirm or, reject such amendment; and

      (ii) if made after the Separation Time, be submitted to the holders of Rights at a meeting to be called for a date not later than immediately following the next meeting of shareholders of the Corporation and the holders of Rights may, by resolution passed by the majority referred to in subsection 6.5(d), confirm or reject such amendment.

      Any such amendment shall be effective from the date of the resolution of the Board of Directors adopting such amendment, until it is confirmed or rejected or until it ceases to be effective (as described in the next sentence) and, where such amendment is confirmed, it continues in effect in the form so confirmed. If such amendment is rejected by the shareholders or the holders of Rights or is not submitted to the shareholders or holders of Rights as required, then such amendment shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or from and after the date of the meeting of holders of Rights that should have been but was not held, and no subsequent amendment to this Agreement to substantially the same effect shall be effective until confirmed by the shareholders or holders of Rights, as the case may be.

6.6   RIGHTS OF ACTION

Subject to the terms of this Agreement, all rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights; and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights, may, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, such holder's right to exercise such holder's Rights in the manner provided in such holder's Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against, actual or threatened violations of, the obligations of any Person subject to this Agreement.

6.7   NOTICE OF PROPOSED ACTIONS

In case the Corporation shall propose after the Separation Time and prior to the Expiration Time:

(a) to effect or permit (in cases where the Corporation's permission is required) any Flip-in Event; or

(b) to effect the liquidation, dissolution or winding-up of the Corporation or the sale of all or substantially all of the Corporation's assets,

then, in each such case, the Corporation shall give to each holder of a Right, in accordance with section 6.8, a notice of such proposed action, which shall specify the date on which such Flip-in Event, liquidation, dissolution or winding-up is to take place, and such notice shall be so given at least 20 Business Days prior to the date of taking such proposed action.

6.8   NOTICES

Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Corporation shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

      Angiotech Pharmaceuticals, Inc.
      6660 N.W. Marine Drive
      Vancouver, British Columbia
      V6T 1Z4
      Attention: Corporate Secretary

Any notice or demand authorized or required by this Agreement to be given or made by the Corporation or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Corporation) to the address of the Rights Agent as provided to the Corporation from time to time.

Notices or demands authorized or required by this Agreement to be given or made by the Corporation or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the Corporation for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

6.9   COSTS OF ENFORCEMENT

The Corporation agrees that if it or any other Person the securities of which are purchasable upon exercise of Rights fails to fulfill any of its obligations pursuant to this Agreement, then the Corporation or such Person will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder in actions to enforce his rights pursuant to any Rights or this Agreement.

6.10  SUCCESSORS

All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and enure to the benefit of their respective successors and assigns hereunder.

6.11  BENEFITS OF THIS AGREEMENT

Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of the Rights.

6.12  GOVERNING LAW

This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the Province of British Columbia and for all purposes shall be governed by and construed in accordance with the laws of such province applicable to contracts to be made and performed entirely within such province.

6.13  COUNTERPARTS

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

6.14  SEVERABILITY

If any section, subsection, clause, subclause, term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such section, subsection, clause, subclause, term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining sections, subsections, clauses, subclauses, terms and provisions hereof or the application of such section, subsection, clause, subclause, term or provision to circumstances other than those as to which it is held invalid or unenforceable.

6.15  EFFECTIVE DATE

This Agreement is in full force and effect in accordance with its terms from the date hereof. At the next annual general meeting of shareholders of the Corporation, the Corporation shall request confirmation of this Agreement by the holders of its Voting Shares. If this Agreement is not confirmed by a majority of votes cast by holders of Voting Shares who vote in respect of the confirmation of this Agreement at such meeting to be held not later than July 30, 1999, then this Agreement and all outstanding Rights shall terminate and be void and of no further force and effect on and from the close of business from the earlier of (a) the date of termination of such meeting; and (b) July 30, 1999.

6.16  RIGHTS OF BOARD, CORPORATION AND OFFEROR

Without limiting the generality of the foregoing, nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to recommend that holders of Voting Shares of the Corporation reject or accept any Take-over Bid or take any other action (including, without limitation, the commencement, prosecution, defence or settlement of any litigation and the submission of additional or alternative Take-over Bids or other proposals to the shareholders of the Corporation) with respect to any Take-over Bid that the Board of Directors believes is necessary or appropriate in the exercise of its fiduciary duties.

6.17  DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS

All actions, calculations and determinations (including all omissions with respect to the foregoing) which are done or made by the Board of Directors, in good faith, shall not subject the Board of Directors or any director of the Corporation to any liability to the holders of the Rights.

6.18  TIME OF THE ESSENCE

Time shall be of the essence in this Agreement.

6.19  REGULATORY APPROVALS

Any obligation of the Corporation or action contemplated by this Agreement, including any amendment hereof, shall be subject to the receipt of any requisite approval or consent from any applicable regulatory authority including, without limiting the generality of the foregoing, any necessary approvals of The Toronto Stock Exchange or any other stock exchange.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ANGIOTECH PHARMACEUTICALS, INC.

by:   /s/ William L. Hunter
      -------------------------------------------------
      Chief Executive Officer and Chairman of the Board
      -------------------------------------------------

COMPUTERSHARE TRUST COMPANY OF CANADA

by:   /s/ Ilenda Buckley
      -----------------------------------
      Account Manager
      -----------------------------------

by:   /s/ Marina Reyes
      -----------------------------------
      Account Manager
      -----------------------------------

                                    EXHIBIT A

                           FORM OF RIGHTS CERTIFICATE

CERTIFICATE NO.___________                                    ____________RIGHTS

                               RIGHTS CERTIFICATE

This certifies that _____________________ is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Shareholder Rights Plan Agreement made as of the ____ day of February, 1999, as amended (the "Rights Agreement") between Angiotech Pharmaceuticals, Inc., a corporation incorporated under the laws of British Columbia (the "Corporation") and Computershare Trust Company of Canada, being a trust company incorporated under the laws of Canada, as rights agent (the "Rights Agent", which term shall include any successor Rights Agent under the Rights Agreement) to purchase from the Corporation at any time after the Separation Time and prior to the Expiration Time (as such terms are defined in the Rights Agreement), one fully paid Common Share of the Corporation (a "Common Share") at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate together with the Form of Election to Exercise and Declaration of Ownership duly executed and submitted to the Rights Agent at its principal office in the city of Vancouver. The Exercise Price shall initially be $100.00 per Right and shall be subject to adjustment in certain events as provided in the Rights Agreement.

In certain circumstances described in the Rights Agreement, each Right evidenced hereby may entitle the registered holder thereof to purchase or receive assets, debt securities or shares in the capital of the Corporation other than Common Shares, or more or less than one Common Share, all as provided in the Rights Agreement.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Corporation and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the registered office of the Corporation and are available upon written request.

This Rights Certificate, with or without other Rights Certificates, upon surrender at any of the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate (i) may be, and under certain circumstances are required to be, redeemed by the Corporation at a redemption price of $0.00001 per Right and
(ii) may be exchanged at the option of the Corporation for cash, debt or equity securities or other assets of the Corporation.

No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or of any other shares of the Corporation which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders of the Corporation at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders of the Corporation (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been manually countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Corporation.

Date:
      ------------------------------

ANGIOTECH PHARMACEUTICALS, INC.



By:
      ------------------------------
      President

Countersigned:

COMPUTERSHARE TRUST COMPANY OF CANADA



By:
      ------------------------------
      Authorized Signature

                          FORM OF ELECTION TO EXERCISE

TO:   ANGIOTECH PHARMACEUTICALS, INC.

The undersigned hereby irrevocably elects to exercise ________ whole Rights represented by the attached Rights Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such Common Shares be issued to:

      __________________________________________________________________
      Name

      __________________________________________________________________
      Address

      __________________________________________________________________
      City and Province

      __________________________________________________________________
      Social Insurance Number or other taxpayer identification number

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

      __________________________________________________________________
      Name

      __________________________________________________________________
      Address

      __________________________________________________________________
      City and Province

      __________________________________________________________________
      Social Insurance Number or other taxpayer identification number

Dated:____________________________________

Signature Guaranteed:
                                         _______________________________________
                                         Signature
                                         (Signature must correspond to name as
                                         written upon the face of this Rights
                                         Certificate in every particular,
                                         without alteration or enlargement or
                                         any change whatsoever)

Signature must be guaranteed by a member firm of a recognized stock exchange in Canada, a registered national securities exchange in the United States, a member of the Investment Dealers Association of Canada or National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in Canada or the United States.

                            (To be completed if true)

The undersigned hereby represents, for the benefit of the Corporation and all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or any Person acting jointly or in concert with any of the foregoing (as such terms are defined in the Rights Agreement).


                                         _______________________________________
                                         Signature

                               FORM OF ASSIGNMENT

FOR VALUE RECEIVED______________________________________________________________
hereby sells, assigns and transfers unto _______________________________________

_______________________________________________________
     (Please print name and address of transferee)

_______________________________________________________

the Rights represented by this Rights Certificate, together with all right, title and interest therein.

Dated:____________________________________

Signature Guaranteed:
                                         _______________________________________
                                         Signature
                                         (Signature must correspond to name as
                                         written upon the face of this Rights
                                         Certificate in every particular,
                                         without alteration or enlargement or
                                         any change whatsoever)

Signature must be guaranteed by a member firm of a recognized stock exchange in Canada, a registered national securities exchange in the United States, a member of the Investment Dealers Association of Canada or National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in Canada or the United States.

                            (To be completed if true)

The undersigned hereby represents, for the benefit of the Corporation and all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or any person acting jointly or in concert with any of the foregoing (as defined in the Rights Agreement).

                                         _______________________________________
                                         Signature

                                     NOTICE

In the event the certification set forth above in the Forms of Assignment and Election is not completed, the Corporation will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and accordingly such Rights will be null and void.